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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85399 and 333-53850) of Network Access Solutions Corporation of our report dated April 5, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 5, 2002 relating to the financial statement schedules, which appears in this Form 10-K.

McLean, Virginia
April 5, 2002